Exhibit 32.1

Section 1350

CERTIFICATION

The undersigned officer hereby certifies that, to the best of his knowledge, (1) the Annual Report on Form 10-K of COMFORCE Corporation for the year ended December 25, 2005 as to which this Certification is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of COMFORCE Corporation.

Signed March 20, 2006.

/s/ John C. Fanning
John C. Fanning,
Chairman and Chief Executive Officer

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